UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 30, 2005

(Date of earliest event reported)

SOUTHWEST WATER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Wilshire Building

624 South Grand Avenue, Suite 2900

Los Angeles, CA 90017-3782

(Address of principal executive offices, including zip code)

(213) 929-1800

Registrant’s telephone number, including area code

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 30, 2005, Southwest Water Company issued a press release announcing the completion of the sale of its wholly-owned subsidiary, Master Tek International, Inc.  A copy of Southwest Water Company’s press release is attached as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01               Other Events.

Southwest Water Company has completed the sale of Master Tek International, Inc., a wholly-owned subsidiary that provides utility sub-metering and billing and collection services for multi-family residential properties nationwide, to Minol USA for approximately $12 million.

Southwest Water expects to record a pretax loss of approximately $4 million on the sale, excluding historical business results.  The company sold the stock of Master Tek, for which it received net cash of approximately $10 million after transaction costs and other retained liabilities.  Both the loss on sale and historical business results of Master Tek will be reflected as discontinued operations in the company’s financial statements.

Item 9.01               Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

                The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01:

No.	Exhibit Name

99.1	Southwest Water Company Press Release dated June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 30, 2005

SOUTHWEST WATER COMPANY

By:	/s/ Shelley A. Farnham
Shelley A. Farnham
Vice President —Human Resources
and Secretary

EXHIBIT INDEX

No.	Exhibit Name

The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01:

99.1	Southwest Water Company Press Release dated June 30, 2005